Exhibit (h)(19)

AMENDMENT NUMBER 1 TO

RULE 12d1-4
FUNDS OF FUNDS INVESTMENT
AGREEMENT FOR TIAA-CREF FUNDS OF
FUNDS AS ACQUIRING FUNDS AND NUVEEN
FUNDS/ETFS AS ACQUIRED FUNDS

THIS AMENDMENT number 1 (the “Amendment”) to the Rule 12d1-4 Funds of Funds Investment Agreement for TIAA-CREF Funds of Funds as Acquiring Funds and Nuveen Funds/ETFs as Acquired Funds (the “Agreement”) dated January 19, 2022, among the Acquiring Trust, on behalf of itself and each Acquiring Fund, and the Acquired Trusts, each on behalf of itself and its Acquired Funds, is entered into as of January 19, 2023.

WHEREAS, Pursuant to Section 6(d) of the Agreement, the parties wish to amend the Agreement to specify the Acquired Funds which are not eligible to be acquired by an Acquiring Fund in reliance on the Rule (“Ineligible Funds”);

WHEREAS, Pursuant to Section 6(d) of the Agreement, the parties wish to amend the Agreement to update Section 5 of the Agreement regarding notices;

WHEREAS, all defined terms not otherwise defined in this Amendment shall have the meanings provided for in the Agreement;

WHEREAS, for the avoidance of doubt, except as specifically amended in this Amendment, all other terms in the Agreement shall remain in full force and effect; and

NOW THEREFORE, the Acquiring Funds and the Acquired Funds desire to amend the Agreement as follows:

1:	The following language is hereby added to the end of Section 4 of the Agreement:

Acquired Funds which are not eligible to be acquired by an Acquiring Fund in reliance on the Rule (“Ineligible Funds”) will also be listed on Schedule B. Schedule B may be updated from time to time to reflect Ineligible Funds, and such updated Schedule B shall be effective as of the date and time of its distribution to the Acquiring Fund via electronic mail at the address provided by the Acquiring Fund pursuant to Section 5 of this Agreement, and it is the Acquiring Fund’s obligation to review the most recently distributed Schedule B prior to making investments under this Agreement.

2:	Section 5 of the Agreement is hereby deleted in its entirely and replaced with the following:

5. Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to an Acquired Fund:
Rachael Zufall	Mark Czarniecki
Teachers Advisors, LLC	Nuveen Fund Advisors, LLC
8625 Andrew Carnegie Blvd.	901 Marquette Avenue
Charlotte, NC 28262	Minneapolis, MN 55402
rachael.zufall@nuveen.com	mark.czarniecki@nuveen.com

3:	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TIAA-CREF Funds
on behalf of each Acquiring Fund

By:	Rachael Zufall

Name: Rachael Zufall

Title: Assistant Secretary

Nuveen Multistate Trust I
Nuveen Multistate Trust II
Nuveen Multistate Trust III
Nuveen Multistate Trust IV
Nuveen Municipal Trust
Nuveen Investment Funds, Inc.

Nuveen Investment Trust
Nuveen Investment Trust II
Nuveen Investment Trust III
Nuveen Investment Trust V
Nuveen Managed Accounts Portfolios Trust
NuShares ETF Trust

on behalf of each Acquired Fund

By:

Name: Mark Czarniecki

Title: Vice President and Secretary

SCHEDULE B

This Schedule B is amended and supplemented by reference to the most recently distributed Schedule B.

Acquired Funds to Which the Agreement Applies

Nuveen Multistate Trust I

--all existing and future series

Nuveen Multistate Trust II

--all existing and future series

Nuveen Multistate Trust III

--all existing and future series

Nuveen Multistate Trust IV

--all existing and future series

Nuveen Municipal Trust

--all existing and future series

Nuveen Investment Funds, Inc.

--all existing and future series

Nuveen Investment Trust

--all existing and future series

Nuveen Investment Trust II

--all existing and future series

Nuveen Investment Trust III

--all existing and future series

Nuveen Investment Trust V

--all existing and future series

Nuveen Managed Accounts Portfolios Trust

--all existing and future series

NuShares ETF Trust

--all existing and future series

Ineligible Funds

Mutual funds:

Nuveen California High Yield Municipal Bond Fund
Nuveen High Yield Municipal Bond Fund
Nuveen Kentucky Municipal Bond Fund
Nuveen Wisconsin Municipal Bond Fund

ETFs:

None